Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105
FOR IMMEDIATE RELEASE

Olin to Attend RBC, UBS, KeyBanc and Credit Suisse
Conferences in September

Clayton, MO, August 16, 2016 – Olin Corporation’s (NYSE: OLN) senior management will be attending the following conferences in September:
September 7th:        RBC Capital Markets’ Global Industrials Conference (Las Vegas, NV)
September 7th:        UBS Global Chemicals Conference (New York, NY)
September 13th:        KeyBanc Basic Materials & Packaging Conference (Boston, MA)
September 14th:        Credit Suisse Basic Materials Conference (New York, NY)

Copies of the presentation slides for these conferences will be available the evening prior to each event to investors, news media and the general public on Olin’s web site, www.olin.com, in the Investors section under Investor Presentations.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2016-16